Exhibit 99.1

Rafael Holdings Reports Second Quarter Fiscal 2022 Financial Results

NEWARK, NJ – March 17, 2022 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), an early-stage novel cancer and immune metabolism therapeutics company, today reported its financial results for the three and six months ended January 31, 2022. The end of our second fiscal quarter marks a beginning for the reorganized and focused Rafael Holdings with Bill Conkling assuming the responsibilities of Chief Executive Officer from Ameet Mallik as of February 1, 2022. The Company is focused on accelerating the development of our novel cancer and immune metabolism pipeline and exploring external opportunities to enhance the value of our company.

“We are fortunate to have a core team of high caliber experienced senior pharmaceutical executives to lead R&D and the critical operational functions of the Company. We are enthusiastic about our discovery programs which are being supported by our own internal team and a highly engaged group of world class scientific advisors,” said Bill Conkling, CEO of Rafael Holdings. “With a leaner cost structure and strong balance sheet we are well positioned to advance our early-stage pipeline and pursue potential external opportunities to expand it.”

Rafael Holdings, Inc. Second Quarter Fiscal Year 2022 Financial Results

As of January 31, 2022, we had cash and cash equivalents of $65.0 million.

For the three months ended January 31, 2022, we incurred a net loss of $2.3 million, or $0.12 per share, which includes a net, non-cash credit of $11.0 million for stock-based compensation expense. For the same period in the prior year, we incurred a net loss of $8.2 million, or $0.50 per share, which includes $0.5 million in non-cash stock-based compensation expense.

Our revenues for the second quarter of fiscal 2022 amounted to $1.1 million, compared to revenues of $1.0 million in the second quarter of fiscal 2021.

Research and development expenses were $3.3 million for the three months ended January 31, 2022. For the same period in the prior year, R&D expenses were $1.6 million. The increase reflects the activities related to the advancement of our early-stage pipeline.

As the result of two items, a net, non-cash credit of $11.2 million in stock-based compensation, partially offset by $5.9 million in severance costs, our selling, general and administrative expense line was actually a positive $0.9 million for the three months ended January 31, 2022. For the same period in the prior year, selling, general and administrative expenses were $2.8 million.

Rafael Holdings, Inc. First Half Fiscal Year 2022 Financial Results

For the six months ended January 31, 2022, we incurred a net loss of $114.3 million, of $5.91 per share, which includes an impairment of cost method investment and losses from loans and receivables from Rafael Pharmaceuticals totaling $114.2 million. For the same period in the prior year, we incurred a net loss of $9.6 million, or $0.60 per share.

Our revenues for the first six months of fiscal 2022 amounted to $2.1 million, compared to revenues of $2.0 million in the first six months of fiscal 2021.

Research and development expenses were $5.5 million for the six months ended January 31, 2022. For the same period in the prior year, R&D expenses were $2.1 million.

Our selling, general and administrative expenses were $12.0 million for the six months ended January 31, 2022, which includes $5.9 million in severance costs as well as a net, non-cash credit of $3.6 million of stock-based compensation expense. For the same period in the prior year, selling, general and administrative expenses were $5.4 million. In addition to the severance costs, the increase was primarily driven by increased payroll expense as well as increased professional fees.

About Rafael Holdings, Inc.

Rafael Holdings is focused on the discovery of novel cancer and immune metabolism therapeutics. The company owns the Barer Institute, Inc. and has a significant investment in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc., and LipoMedix Pharmaceuticals Ltd. For more information, visit www.rafaelholdings.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; we depend heavily on the success of Rafael Pharmaceuticals and the future success of its lead product candidate devimistat (CPI-613®), and clinical trials of the product candidate may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2021, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share data)

	January 31, 2022	July 31, 2021
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$65,025	$7,854
Restricted cash	5,000	5,000
Trade accounts receivable, net of allowance for doubtful accounts of $230 and $193 at January 31, 2022 and July 31, 2021, respectively	616	235
Due from Rafael Pharmaceuticals, net of allowance for losses on related party receivables of $720 and $0 at January 31, 2022 and July 31, 2021, respectively	-	600
Prepaid expenses and other current assets	903	1,075
Total current assets	71,544	14,764

Property and equipment, net	42,537	43,238
Equity investment – RP Finance LLC	-	575
Due from RP Finance LLC, net of allowance for losses on related party receivables of $9,375 and $0 at January 31, 2022 and July 31, 2021, respectively	-	7,500
Investments – Rafael Pharmaceuticals	-	79,141
Investments – Other Pharmaceuticals	477	477
Investments – Hedge Funds	5,025	5,268
In-process research and development and patents	1,575	1,575
Other assets	1,410	1,517

TOTAL ASSETS	$122,568	$154,055

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$1,125	$1,160
Accrued expenses	6,622	1,227
Amount due for purchase of membership interest	-	-
Other current liabilities	246	252
Due to related parties	57	136
Note payable, net of debt issuance costs	14,778	14,528
Total current liabilities	22,828	17,303

Deferred income tax liabilities, net	-	-
Other liabilities	84	48
TOTAL LIABILITIES	$22,912	$17,351

COMMITMENTS AND CONTINGENCIES

EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2022 and July 31, 2021, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 19,051,500 issued and 19,029,012 outstanding as of January 31, 2022, and 16,947,066 issued and 16,936,864 outstanding as of July 31, 2021	190	169
Additional paid-in capital	253,896	159,136
Accumulated deficit	(155,144)	(40,799)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,927	3,772
Total equity attributable to Rafael Holdings, Inc.	102,877	122,286
Noncontrolling interests	(3,221)	14,418
TOTAL EQUITY	$99,656	$136,704

TOTAL LIABILITIES AND EQUITY	$122,568	$154,055

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	(unaudited)		(unaudited)
	For the three months ended		For the six months ended
	1/31/2022	1/31/2021	1/31/2022	1/31/2021
Revenues	$1,110	$959	$2,136	$2,012

SG&A Expenses	(896)	2,767	11,996	5,359
R&D Expenses	3,335	1,568	5,488	2,083
Depreciation and amortization	381	441	763	878
Provision for loss on receivable pursuant to line of credit	-	-	25,000	-
Provision for losses on related party receivables	-	-	10,095	-
Impairment - Altira	-	7,000	-	7,000
Operating Loss	(1,710)	(10,817)	(51,206)	(13,308)
Impairment of cost method investment - Rafael Pharmaceuticals	-	-	(79,141)	-
Unrealized gain on investments	(454)	2,489	(243)	3,433
Gain on sale of building	-	-	-	749
Impairment of investments - Other Pharmaceuticals	-	-	-	(724)
Other, net	(397)	(1)	(807)	(1)
Loss before Incomes Taxes	(2,561)	(8,329)	(131,397)	(9,851)
Taxes	(4)	(4)	(4)	(9)
Equity in earnings (loss) in equity of RP Finance	-	96	(575)	192

Net loss	(2,565)	(8,237)	(131,976)	(9,668)
Net loss attributable to noncontrolling interests	(244)	(72)	(17,631)	(57)
Net loss attributable to Rafael Holdings, Inc.	$(2,321)	$(8,165)	$(114,345)	$(9,611)

Loss Per Share	$(0.12)	$(0.50)	$(5.91)	$(0.60)

Weighted average shares in calculation	19,713,127	16,172,421	19,332,630	15,997,571

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